EXECUTION COPY

AMENDMENT NO. 1 TO THE
CREDIT AGREEMENT
Dated as of November 12, 2013
AMENDMENT NO. 1 TO THE FIVE YEAR CREDIT AGREEMENT among THE HERSHEY COMPANY, a Delaware corporation (the “Company”), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the “Lenders”) and BANK OF AMERICA, N.A., as agent (the “Agent”) for the Lenders.
PRELIMINARY STATEMENTS:
(1)    The Company, the Lenders and the Agent have entered into a Five Year Credit Agreement dated as of October 14, 2011 (the “Credit Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.
(2)    The Company and the Lenders have agreed to further amend the Credit Agreement as hereinafter set forth.
SECTION 1.Amendments to Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3, hereby amended as follows:
(a)    The definitions of “Applicable Margin”, “Applicable Percentage Fee”, “Applicable Margin”, “Eurodollar Rate”, “FATCA”, “Level 1”, “Level 2”, “Level 3”, “Level 4”, “Level 5”, “LIBO Rate” and “Termination Date” in Section 1.01 are amended in full to read as follows:
“Applicable Margin” means for Base Rate Advances, or for Eurodollar Rate Advances, as of any date, a percentage per annum determined by reference to the Level in effect on such date as set forth below:

Level	Applicable Margin for Eurodollar Rate Advances	Applicable Margin for Base Rate Advances
Level 1	0.410%	0.000%
Level 2	0.450%	0.000%
Level 3	0.565%	0.000%
Level 4	0.680%	0.000%
Level 5	0.900%	0.000%
Level 6	0.975%	0.000%

“Applicable Percentage” means, as of any date, a percentage per annum determined by reference to the Level in effect on such date as set forth below:

Level	Applicable Percentage
Level 1	0.040%
Level 2	0.050%
Level 3	0.060%
Level 4	0.070%
Level 5	0.100%
Level 6	0.150%

“Eurodollar Rate” means:
(a)    for any Interest Period with respect to a Eurodollar Rate Advance, the rate per annum equal to the London Interbank Offered Rate or a successor thereto as approved by the Agent (“LIBOR”), as published by Reuters (or such other commercially available source providing quotations of LIBOR as may be designated by the Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in U.S. dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and
(b)    for any interest calculation with respect to a Base Rate Advance on any date, the rate per annum equal to LIBOR, at approximately 11:00 a.m., London time determined two Business Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day.
“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code in effect on the date hereof (or any amended or successor version that is substantively comparable) and any regulations promulgated thereunder or any official interpretations thereof and any agreements entered into pursuant to Section 1471 of the Internal Revenue Code.
“Level 1” means that either (a) S&P shall have assigned a rating of at least AA or (b) Moody’s shall have assigned a rating of at least Aa2.
“Level 2” means that either (a) S&P shall have assigned a rating lower than AA but at least AA- or (b) Moody’s shall have assigned a rating lower than Aa2 but at least Aa3.
“Level 3” means that either (a) S&P shall have assigned a rating lower than AA- but at least A+ or (b) Moody’s shall have assigned a rating lower than Aa3 but at least A1.
“Level 4” means that either (a) S&P shall have assigned a rating lower than A+ but at least A or (b) Moody’s shall have assigned a rating lower than A1 but at least A2.
“Level 5” means that either (a) S&P shall have assigned a rating lower than A but at least A- or (b) Moody’s shall have assigned a rating lower than A2 but at least A3.
“LIBO Rate” means, for any Interest Period for all LIBO Rate Advances comprising part of the same Competitive Bid Borrowing, an interest rate per annum equal to LIBOR, as published by Reuters (or such other commercially available source providing quotations of LIBOR as may be designated by the Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in in U.S. dollars

(for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period.
“Termination Date” means November 12, 2018, subject to the extension thereof pursuant to Section 2.19 and (b) the date of termination in whole of the Commitments pursuant to Section 2.05(a), 2.05(b) or 6.01; provided, however, that the Termination Date of any Lender that is a Non-Consenting Lender to any requested extension pursuant to Section 2.19 shall be the Termination Date in effect immediately prior to the applicable Extension Date for all purposes of this Agreement.
(b)    Section 1.01 is amended by adding the following definition in appropriate alphabetical order:
“LIBOR” has the meaning specified in the definition of Eurodollar Rate.
(c)    Section 2.19(a) is amended by replacing the phrase “first or second anniversary” with the phrase “third or fourth anniversary”.
SECTION 2.    Waiver; Assignment. The requirements of Section 2.17(b) and Section 9.07 of the Credit Agreement are, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3, hereby waived to the extent that such Sections require prior notice or execution and delivery of an assignment agreement to effect an assignment by any Lender that does not agree to extend its Commitment as set forth in this Amendment. Accordingly, after giving effect to this Amendment, only those Lenders listed on Schedule A to this Amendment shall have any Commitment or be considered Lenders under the Credit Agreement, in such amounts as set forth on Schedule A.
Each Lender whose Commitment is reduced by giving effect to this Amendment (each, an “Assignor”): (a) represents and warrants that (i) it is the legal and beneficial owner of the relevant Assigned Interest (as defined below), (ii) such Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby, and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of the Credit Agreement or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under the Credit Agreement.
Each Lender whose Commitment is increased (or created) by giving effect to this Amendment (each, an “Assignee”): (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and becomes a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 9.07(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 9.07(b)(iii) of the Credit Agreement), (iii) from and after the date of this Amendment, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of its Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by its Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire its Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit

Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.01(h) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Amendment and to purchase its Assigned Interest, (vi) it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment and to assume its Assigned Interest and (vii) attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, if any, duly completed and executed by such Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Agent, any Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.
“Assigned Interest” means (i) all of the respective Assignors’ rights and obligations in their respective capacities as Lenders under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the Commitments of the respective Assignors to the extent being assigned under this Agreement and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the respective Assignors (in their respective capacities as Lenders) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above.
SECTION 3.    Conditions of Effectiveness. This Amendment shall become effective as of the date first above written when, and only when, the Agent shall have received counterparts of this Amendment executed by the Company and all of the Lenders and the Agent shall have additionally received all of the following documents, each such document (unless otherwise specified) dated the date of receipt thereof by the Agent (unless otherwise specified), in form and substance satisfactory to the Agent:
(a)    Certified copies of the resolutions of the board of directors (or persons performing similar functions) of the Company approving transactions of the type contemplated by this Amendment.
(b)    A favorable opinion of Leslie M. Turner, Senior Vice President, General Counsel and Secretary of the Company, substantially in the form of Exhibit G to the Credit Agreement and as to such other matters as any Lender through the Agent may reasonably request.
(c)    A certificate signed by a duly authorized officer of the Company stating that:
(i)    The representations and warranties contained in Section 4 are correct on and as of the date of such certificate as though made on and as of such date; and
(ii)    No event has occurred and is continuing that constitutes a Default.

SECTION 4.    Representations and Warranties of the Company The Company represents and warrants as follows:
(a)    The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.
(b)    The execution, delivery and performance by the Company of this Amendment and the Credit Agreement and the Notes of the Company to be delivered by it, as amended hereby, and the consummation of the transactions contemplated hereby, are within the Company’s corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Company’s charter or by laws or (ii) any law or any contractual restriction binding on or affecting the Company, except where such contravention would not be reasonably likely to have a Material Adverse Effect
(c)    No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company of this Amendment or the Credit Agreement or the Notes of the Company to be delivered by it, as amended hereby, except for those authorizations, approvals, actions, notices and filings where the Company’s failure to receive, take or make such authorization, approval, action, notice or filing would not have a Material Adverse Effect
(d)    This Amendment has been duly executed and delivered by the Company. This Amendment and the Credit Agreement and the Notes of the Company to be delivered by it, as amended hereby, is the legal, valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and general principles of equity.
(e)    There is no pending or, to the Company’s knowledge, threatened action, suit, investigation, litigation or proceeding, including, without limitation, any Environmental Action against, or to the Company’s knowledge, affecting the Company or any of its Subsidiaries before any court, governmental agency or arbitrator that (A) would be reasonably likely to have a Material Adverse Effect or (B) purports to affect the legality, validity or enforceability of this Amendment or the Credit Agreement or any Note or the consummation of the transactions contemplated hereby.
(f)    Since December 31, 2012, there has been no Material Adverse Change.
SECTION 5.    Reference to and Effect on the Credit Agreement. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.
(b)    The Credit Agreement and the Notes, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c)    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.
SECTION 6.    Costs and Expenses. The Company agrees to pay on demand all reasonable costs and expenses of the Agent’s outside counsel in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of Section 9.04 of the Credit Agreement.
SECTION 7.    Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.
SECTION 8.    Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.
THE HERSHEY COMPANY
By:            /s/ ROSA C. STROH
Name: Rosa C. Stroh
Title: Vice President, Treasurer

By:           /s/ DAVID W. TACKA
Name: David W. Tacka
Title: Senior Vice President,
Chief Financial Officer

Agreed as of the date first above written:
BANK OF AMERICA, N.A.,
as Administrative Agent
By:       /S/ J. CASEY COSGROVE
Name: J. Casey Cosgrove
Title: Director

Lenders
BANK OF AMERICA, N.A.
By:          /S/ ERIK M. TRUETTE
Name: Erik M. Truette
Title: Assistant Vice President

BANK OF AMERICA, N.A.
By:       /S/ J. CASEY COSGROVE
Name: J. Casey Cosgrove
Title: Director

JPMORGAN CHASE BANK, N.A.
By:               /S/ TONY YUNG
Name: Tony Yung
Title: Executive Director

CITIBANK, N.A.
By:      /S/ SHANNON SWEENEY
Name: Shannon Sweeney
Title: Vice President

PNC BANK NATIONAL ASSOCIATION
By:   /S/ DOUGLAS T. MECKEHBERG
Name: Douglas Meckehberg
Title: Vice President

ROYAL BANK OF CANADA
By:      /S/ GORDON MACARTHUR
Name: Gordon MacArthur
Title: Authorized Signatory

US BANK NATIONAL ASSOCIATION
By:         /S/ PATRICK MCGRAW
Name: Patrick McGraw
Title: Senior Vice President

THE NORTHERN TRUST COMPANY
By:        /S/ ANDREW D. HOLTZ
Name: Andrew D. Holtz
Title: Senior Vice President

SUMITOMO MITSUI BANKING CORPORATION
By:            /S/ DAVID W. KEE
Name: David W. Kee
Title: Managing Director

SANTANDER BANK, N.A.
By:           /S/ WILLIAM MAAG
Name: William Maag
Title: Senior Vice President

CIBC INC.
By:        /S/ DOMINIC SORRESSO
Name: Dominic Sorresso
Title: Authorized Signatory

By:            /S/ JONATHAN KIM
Name: Jonathan Kim
Title: Authorized Signatory

BANCO BRADESCO S.A., NEW YORK BRANCH
By:        /S/ MAURA LOPES
Name: Maura Lopes
Title: Authorized Signatory

SCHEDULE A to Amendment

SCHEDULE I
COMMITMENTS

Name of Initial Lender	Commitment
Bank of America, N.A.	$135,000,000
JPMorgan Chase Bank, N.A.	$135,000,000
Citibank, N.A.	$135,000,000
PNC Bank National Association	$135,000,000
Royal Bank of Canada	$100,000,000
US Bank National Association	$75,000,000
The Northern Trust Company	$80,000,000
Sumitomo Mitsui Banking Corporation	$75,000,000
Santander Bank, N.A.	$75,000,000
CIBC, Inc.	$30,000,000
Banco Bradesco S.A., New York Branch	$25,000,000
TOTAL OF COMMITMENTS	$1,000,000,000